October 17, 2025

MindWalk Holdings Corp.

3204 - 4464 Markham Street

Victoria, BC

V8Z 7X8

Re: Registration Statement of MindWalk Holdings Corp. on Form S-8

Dear Sirs/Mesdames:

We have acted as counsel to MindWalk Holdings Corp. (the "Company"), a corporation incorporated under the laws of the Province of British Columbia, in connection with the registration under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), filed on or about the date hereof with the United States Securities and Exchange Commission (the "SEC"), of up to an aggregate of 5,620,254 common shares of the Company (the "Common Shares") which are issuable by the Company to eligible participants pursuant to the exercise of options and stock appreciation rights and the settlement of restricted stock, restricted stock units, dividend equivalent or other stock-based awards granted under the 2025 Stock Incentive Plan of the Company, as amended (the "Stock Incentive Plan").

As counsel, we have made such investigations and examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion, including:

a)	the Registration Statement and the Stock Incentive Plan;

b)	the articles and notice of articles of the Company;

c)	certain resolutions of the Company's board of directors; and

d)	a Certificate of Good Standing dated October 16, 2025 issued by the Registrar of Companies in British Columbia.

With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers of the Company and have not performed any independent check or verification of such factual matters.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents. We have also assumed that the Certificate of Good Standing referred to above will continue to be accurate as at the date of issuance of any Common Shares issued under the Registration Statement.

T: 604 891 3688  |  19TH FLOOR, 885 WEST GEORGIA STREET, VANCOUVER, BC, CANADA  V6C 3H4
KOFFMAN KALEF LLP IS A BRITISH COLUMBIA LIMITED LIABILITY PARTNERSHIP OF LAW CORPORATIONS

The opinion set forth below is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein, in each case in effect on the date hereof. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

Where our opinion below refers to the Common Shares as being "fully-paid and non-assessable", such opinion assumes that all required consideration (in whatever form) has been or will be paid or provided. No opinion is expressed as to the adequacy of any consideration received.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that upon issuance and delivery of and payment for such Common Shares in accordance with the terms and conditions of the Registration Statement, the Stock Incentive Plan and any applicable award agreement, such Common Shares being issued by the Company, will be validly issued as fully paid and non-assessable shares in the share capital of the Company.

This opinion has been prepared for your use in connection with the Registration Statement and is expressed as of the date hereof. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Common Shares.

We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, or otherwise, within the meaning of the rules and regulations of the SEC. This opinion may not be quoted from or referred to in any documents other than the Registration Statement as provided for herein without our prior written consent.

Yours truly,

/s/ Koffman Kalef LLP

2	KOFFMAN KALEF LLP